UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 14, 2012 (Date of earliest event reported)
ImmuCell Corporation (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12934 (Commission File Number)	01-0382980 (IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine (Address of principal executive offices)		04103 (Zip Code)
207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of ImmuCell Corporation (the Company) was held at the Company’s office at 56 Evergreen Drive, Portland, Maine 04103 on Thursday, June 14, 2012, at 8:30 a.m. Eastern Daylight Time, for the following purposes:

   1.  To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 20, 2012.
   2.  To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent auditors of the Company for 2012.

At the Annual Meeting, there were present in person or by proxy 2,773,261 shares of the Company’s common stock, representing 91.86% of the total outstanding eligible votes.  The final voting results for  each proposal are as follows:

1. To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 20, 2012.

	For	Withheld	Broker Non-Vote
Michael F. Brigham	1,314,150	17,472	1,441,639
Joseph H. Crabb	1,316,200	15,422	1,441,639
David S. Cunningham	1,313,139	18,483	1,441,639
William H. Maxwell	1,308,939	22,683	1,441,639
Linda Rhodes	1,313,762	17,860	1,441,639
Jonathan E. Rothschild	1,261,131	70,491	1,441,639
David S. Tomsche	1,312,570	19,052	1,441,639

2.  To ratify the Audit Committee’s selection of Baker Newman & Noyes LLC as independent registered public accounting firm of the Company for 2012.

For	Against	Abstain
2,758,740	6,514	8,007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2012	IMMUCELL CORPORATION By: /s/ Michael F. Brigham Michael F. Brigham President and CEO